EXHIBIT 99.1

PRESS RELEASE DATED MAY 6, 2010

Spicy Pickle Announces President to Step Aside Following Appointment of New CEO and Reconstituted Board

Denver, CO - May 6, 2010- Spicy Pickle Franchising, Inc. (OTCBB: SPKL), operator of the fast casual restaurant chains Spicy Pickle in the United States and Bread Garden Urban Café in Canada, today announced that its President has decided to step aside following the company’s appointment of a new CEO and election of three new board members.

The Company has accepted the resignation of Marc Geman as President and as a member of the Board of Directors.  Mr. Geman has resigned to pursue other interests.  Mark Laramie, the company’s new CEO stated “We thank Mr. Geman for his years of service and wish him well in his new endeavors.”  Mr. Geman noted that, “The Company is in very capable hands with Mark as it CEO and a dynamic new Board.”

The Company has also accepted the resignation of Anthony Walker as a Director.  Mr. Walker will continue in his current position as Chief Operating Officer.  His responsibilities will include company owned restaurant operations, franchise support, distribution, training, and commissary operations.  Mr. Laramie stated, “As we look to the future and prepare for expansion of our brands, we are reorganizing the key management staff and infrastructure to elevate us to the next level, while also maximizing cost efficiencies and cash flow.”

About Spicy Pickle(TM) and Bread Garden:
Founded in 1999, Spicy Pickle Franchising, Inc. (OTCBB: SPKL) serves high quality meats and fine artisan breads, baked fresh daily, along with a wide choice of eight different cheeses, twenty-two different toppings, and fourteen proprietary spreads to create healthy and delicious panini and sub sandwiches with flavors from around the world. As a leading "fast-casual" concept, Spicy Pickle offers menu items that are far beyond traditional fast food but without the price point of casual dining. The hallmark of a Spicy Pickle restaurant is quality, service and an enjoyable atmosphere. The company is headquartered in Denver, Colorado, with restaurants open across 11 states and more in development nationwide. Spicy Pickle Franchising, Inc. also operates as franchisor for Bread Garden Urban Cafes, a bakery café concept with restaurants in the metropolitan Vancouver, Canada area. Bread Garden Urban Cafes serve coffee, pastries and breakfast items as well as lunch and dinner along with a wide variety of desserts and are found in typical high density urban settings along with specialty locations in two airports in British Columbia. To find out more about Spicy Pickle (OTCBB: SPKL), visit our website at www.spicypickle.com/.

Forward-Looking Statements:
Certain statements in this press release, including statements regarding the number of restaurants we intend to open, are forward-looking statements. We use words such as “anticipate,” “believe,” “could,” “should,” “estimate,” “expect,” “intend,” “may,” “predict,” “project,” “target,” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. The forward-looking statements in this press release are based on information available to us as of the date any such statements are made and we assume no obligation to update these forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: factors that could affect our ability to achieve and manage our planned expansion, such as the availability of a sufficient number of suitable new restaurant sites and the availability of qualified franchisees and employees; risks relating to our expansion into new markets; the risk of food-borne illnesses and other health concerns about our food products; changes in the availability and costs of food; changes in consumer preferences, general economic conditions or consumer discretionary spending; the impact of federal, state or local government regulations relating to our franchisees and employees, and the sale of food or alcoholic beverages; the impact of litigation; our ability to protect our name and logo and other proprietary information; the potential effects of inclement weather; the effect of competition in the restaurant industry; and other risk factors described from time to time in our SEC reports.

Company Contact:                                                      or                      The Investor Relations Company:
Mark Laramie                                                                                        Woody Wallace
Spicy Pickle Franchising, Inc.                                                              wwallace@tirc.com
mark.laramie@spicypickle.com                                                          312-245-2700
www.spicypickle.com
(303) 297-1902